As Filed With the Securities and Exchange Commission on February 17, 2004 Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SONO-TEK CORPORATION
             (Exact name of registrant as specified in its charter)

================================================================================
NEW YORK                                                   14-1568099
================================================================================
================================================================================
(State or other jurisdiction of                       (I.R.S. Employer
Incorporation or organization)                       Identification No.)
================================================================================

================================================================================
2012 Rt. 9W                                                   12547
Milton, NY
================================================================================
================================================================================
(Address of Principal Executive Offices)                   (Zip Code)
================================================================================

            SONO-TEK CORPORATION1993 STOCK INCENTIVE PLAN, AS AMENDED
                 SONO-TEK CORPORATION 2003 STOCK INCENTIVE PLAN
                           (Full titles of the plans)

                            Dr. Christopher L. Coccio
                      Chief Executive Officer and President
                              Sono-Tek Corporation
                                   2012 Rt. 9W
                             Milton, New York 12547
                     (Name and address of agent for service)

                                 (845) 795-2020
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------   -------------- ------------- -----------
 Title of Securities     Amount to be    Proposed      Proposed      Amount of
                         Registered       Maximum       Maximum    Registration
                         Registered     Offering Price  Aggregate       Fee
                                          per share   Offering Price

-------------------- -------------------- --------  ------------ --------------
Common Stock, $.01    1,052,562 shares(1)  $.31(2)     $321,486       $41.34
-------------------- -------------------- --------  ------------ --------------
Common Stock, $.01    1,500,000 shares(3)  $.68(4)   $1,100,000      $129.24
-------------------- -------------------- --------  ------------ --------------
Total                 2,552,562 shares                               $170.58
-------------------- -------------------- --------- ------------ --------------

(1) Represents shares issuable upon exercise of options previously granted and currently outstanding under the Sono-Tek Corporation 1993 Stock Incentive Plan, as amended (the "1993 Plan").
(2) Represents the weighted average exercise prices of the options referred to in (1) above.
(3) Represents shares available for future grants under the Sono-Tek Corporation 2003 Stock Incentive Plan.
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, based on the closing stock price of the Common Stock on February 12, 2004, as reported on theNASD Electronic Bulletin Board


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation Of Documents By Reference.

            The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2003;

(b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 2003;

(c) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 2003;

(d) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2003;

(e) The Registrant's Current Report on Form 8-K filed with the Commission on June 19, 2003.

(f) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A dated July 10, 1987.

(g) The description of the Registrant's Common Stock, par value $.01 per share, contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A dated July 27, 1998.

(h) The description of the Registrant's Common Stock, par value $.01 per share, contained in Amendment No. 2 to the Registrant's Registration Statement on Form 8-A dated February 23, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 9 or
Item 12 of any Current Report on Form 8-K, and the Audit Committee Report, the Report of the Compensation Committee, and the Performance Graph contained in any proxy statement filed by the Registrant pursuant to Section 14 of the Securities Exchange Act of 1934, subsequent to the date of filing of this Registration Statement and before the termination of the offering of the securities covered by this Registration Statement.


Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

The By-Laws of the Registrant (Article IX) provide the following:

"Section 1 - Directors and Officers:

       The Corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
       (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 2 -  Non-Exclusivity:

       Nothing contained in this Article IX shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of the Certificate of Incorporation, or By-Laws, any agreement approved by the Board of Directors, or a resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized.

Section 3 - Continuity of Rights.

       The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall (i) apply with respect to acts or omissions occurring prior to the adoption of this Article IX to the fullest extent permitted by law, and (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto."

Article Six of the Registrant's Certificate of Incorporation provides the following:

       "(6) The Corporation may, to the fullest extent permitted by Sections 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person."

Article Seven of the Registrant's Certificate of Incorporation provides the following:

       "(7) No director of the Corporation shall be personally liable to the Corporation or shareholders for damages for any breach of duty as a director; provided that this Article (7) shall neither eliminate nor limit liability: (a) if judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the Business Corporation law; or (b) for any act or omission prior to the effectiveness of this Article (7). Any repeal of or modification to the provisions of this Article (7) shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article (7) immediately prior to such repeal or modification."


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

3.1 Certificate of Incorporation of the Registrant dated March 21, 1975.

3.2 Certificate of Amendment of the Certificate of Incorporation of the Registrantfiled November 20, 1978.

3.3 Certificate of Amendment of the Certificate of Incorporation of the Registrant filed August 18, 1986.

3.4 Certificate of Amendment of the Certificate of Incorporation of the Registrant filed September 17, 1986.

3.5 Certificate of Amendment of the Certificate of Incorporation of the Registrant filed August 31,1989.

3.6 Certificate of Amendment to the Certificate of Incorporation of the Registrant filed December 15, 1989.

3.7  Certificate of Change of the Registrant filed March 23, 1994.

3.8 Certificate of Amendment of the Certificate of Incorporation of the Registrant filed May 3, 1994.

3.9 Certificate of Amendment of the Certificate of Incorporation of the Registrant filed November 9, 1999.

3.10  By-laws of the Company as amended June 26, 1998.

4.1   Sono-Tek Corporation 1993 Stock Incentive Plan, as amended.

4.2   Sono-Tek Corporation 2003 Stock Incentive Plan.

4.3   Form of Incentive Stock Option Agreement.

5.1   Opinion of David M. Henkoff, Esq.

23.1  Consent of Radin, Glass & Co., LLP.

23.2  Consent of David M. Henkoff, Esq. (included in Exhibit 5.1).

24.1  Powers of Attorney (included herein).




Item 9. Undertakings.


         The undersigned Registrant hereby undertakes:

      (a) (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Milton, New York, on February 13, 2004.


                              SONO-TEK CORPORATION


                      By:  /S/ Dr. Christopher L. Coccio
                           -----------------------------
                           Dr. Christopher L. Coccio,
                           Chief Executive Officer and President


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Sono-Tek Corporation, a New York corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Christopher L. Coccio and Dr. Harvey L. Berger and each of them their true and lawful attorney-in-fact and agent, with full power and substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all pre-effective and post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

-------------------------- --------------------------- -------------------------
   Signature                       Title                        Date
-------------------------- --------------------------- -------------------------
-------------------------- --------------------------- -------------------------
/S/Christopher L. Coccio   CEO, President and Director
------------------------   (Pricipal executive and          February 12, 2004
Dr. Christpher L. Coccio    accounting officer)
-------------------------- --------------------------- ------------------------
-------------------------- --------------------------- ------------------------
/s/ Samuel Schwartz        Chairman and Director            February 12, 2004
------------------------
Samuel Schwartz
-------------------------- --------------------------- ------------------------
-------------------------- --------------------------- ------------------------
/s/ Harvey L. Berger        Director                        February 12, 2004
--------------------
Dr. Harvey L. Berger
-------------------------- --------------------------- ------------------------
-------------------------- --------------------------- ------------------------
/s/ Donald F. Mowbray       Director                        February 12, 2004
---------------------
Dr. Donald F. Mowbray
-------------------------- --------------------------- ------------------------




Exhibit 3.1

                         CERTIFICATE OF INCOPORATION OF
                              SONO-TEK CORPORATION
                Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)      The name of the proposed corporation is:
              SONO-TEK CORPORATION

(2) The purposed or purposes for which this corporation is formed, are as follows, to wit:

         To engage in the business of manufacturing, designing, creating, compounding, developing, formulating, investing, patenting, owning, acquiring, producing, processing, constructing, storing, applying, assembling, adapting, conducting, operating, using, preparing for market, exhibiting, distributing, installing, buying, selling, disposing, leasing, renting, mortgaging, exploiting, licensing, exchanging, reconstructing, repairing, importing, exporting, and generally dealing in and with household and industrial fuel combustion systems including but not limited to all kinds of burners, furnaces, fuel atomizers, stoves, boilers, engines, fuel delivery systems, heating devices, lighting devices, refrigerating devices, devices for producing and furnishing gases, heat, light, cold, power, or electricity, and all other kinds of mechanical and electrical machines, devices, and appliances and all kinds of materials, supplies, accessories, equipment, devices, or other things used for any of the foregoing, or in any other way thereto relating, and any and all other kinds of machinery, appliances, devices, supplies, and articles.

         To acquire such property, real and personal, as may be necessary to the conduct of such business.

         The powers, rights and privileges provided in this Certificate of Incorporation are not to be deemed to be in limitation of similar, other, or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this Corporation shall have the right to engage in such similar activities as like corporations may lawfully engage in under the Business Corporation Law of the State of New York, as now in effect, or as hereafter promulgated.

         To do every thing necessary, suitable or proper for the accomplishment, attainment or furtherance of, to do every other act or thing incidental to, appurtenant to, growing out of or connected with, the purposes, objects or powers set forth in this Certificate of Incorporation, whether alone or in association with others; to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of New York upon a corporation organized under the laws of the State of New York and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or partnership might or could do, provide, that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object, or power, or to do any act or thing forbidden by law to a Corporation organized under the laws of the State of New York.

(3) The office of the corporation is to be located in the City of Poughkeepsie, County of Dutchess, State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200) shares all of which are to be without par value.

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which this Secretary of State shall mail a copy of any process against the corporation served upon him is

                           C/O The Sono-Tek Corporation
                           272 Mill Street
                           Poughkeepsie, New York 12602

         The undersigned incorporator is of the age of eighteen years or over.

         IN WITNESS WHEREODF, this certificate has been subscribed this 21st.day of March, 1975 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

         Carl Levine                  /S/ Carl Levine
         313 Main Street              ---------------
         Poughkeepsie, NY 12601

Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                     Of the
                          CERTIFICATE OF INCORPORATION
                                       Of
                              SONO-TEK CORPORATION

                            Under Section 805 of the
                            Business Corporation Law

         We, Carl Levine and Harvey Lewis Berger, respectively the President and Secretary of Sono-Tek Corporation, a New York Corporation, do hereby certify as follows:

1.  The name of the corporation is Sono-Tek Corporation.

2. The Certificate of Incorporation of the corporation was filed by the Department of State on March 21, 1975.

3. Article Four of the Certificate of Incorporation of the corporation, which provides for the aggregate number of shares which the corporation shall have the authority to issue, is amended hereby to read as follows:

     "(4) The aggregate number of shares of all classes which the Corporation shall have authority to issue is 2,000,000 common shares of the par value of $.01 per share."

4. Each of the 200 issued shares of the corporation, no par value, is hereby changed into 4,250 common shares of the par value of $.01 each, or an aggregate of 850,000 common shares of the par value of $.01.

5.  The  foregoing   amendment  of  the  Certificate  of  Incorporation  of  the corporation was authorized by the written consent of the holders of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the President and Secretary of Sono-Tek Corporation have signed this Certificate of Amendment this 19th day of November, 1978.


                                 /S/ Carl Levine
                                 Carl Levine
                                 President


/S/Harvey Lewis Berger
Harvey Lewis Berger
Secretary

STATE OF NEW YORK)
                                  :      ss.:
County of Dutchess)


         CARL LEVINE, being first duly sworn, deposes and says that he is the President of Sono-Tek Corporation, that he has read the foregoing certificate and knows the contents thereof, and that the statements contained therein are true.



 /S/ Carl Levine
 ---------------
 Carl Levine


Sworn to before me this 14th day of November, 1978


          /S/ Kathleen S. Thoben
          Notary Public

Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                     Of the
                          CERTIFICATE OF INCORPORATION
                                       Of
                              SONO-TEK CORPORATION

                            Under Section 802 of the
                            Business Corporation Law

         We, HARVEY BERGER, and MURRAY LEVINE, respectively the President and Secretary of Sono-Tek Corporation, a New York Corporation, do hereby certify as follows:

1.  The name of the corporation is SONO-TEK CORPORATION.

2. The Certificate of Incorporation of the corporation was filed by the Department of State on March 21, 1975.

3. Article Four of the Certificate of Incorporation of the corporation, which provides for the aggregate number of shares which the corporation shall have the authority to issue, is amended hereby to read as follows:

"(4) The aggregate number of shares of all classes which the Corporation shall have authority to issue is four million (4,00,000) common shares of the par value of $.01 per share."

4. None of the issued and outstanding shares of the corporation shall be changed as a result of this amendment.

5. The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by the vote of all of the Directors the corporation, followed by the vote of the holders of a majority of the outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders.

IN WITNESS WHEREOF, the President and Secretary of SONO-TEK CORPORATION have signed this Certificate of Amendment this 15th day of August, 1986, and affirms that the statements contained herein are true under the penalties of perjury/


     /S/ Harvey Berger
     -----------------
     HARVEY BERGER,
     President

     /S/ Murray Levine
     -----------------
     MURRAY LEVINE,
     Secretary

Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                       Of
                          CERTIFICATE OF INCORPORATION
                                       Of
                              SONO-TEK CORPORATION

               (Under Section 805 of the Business Corporation Law)


         We the undersigned, CARL LEVINE and MURRAY LEVINE, respectively the Chairman of the Board and the Secretary of SONO-TEK CORPORATION, a New York corporation, do hereby certify as follows:

1.  The name of the Corporation is SONO-TEK CORPORATION.

2. The Certificate of Incorporation of the Corporation was filed by the Department of State on March 21, 1975.

3. The Certificate of Incorporation as heretofore amended is hereby further amended as authorized by Section 801 of the Business Corporation Law to effect the following amendments:

a. To increase the total number of shares of common stock which the Corporation is authorized to issue, and to eliminate and release the pre-emptive rights of the holders of shares of the common stock of the Corporation, by amending Article Four of the Certificate of Incorporation of the Corporation, which provides for the shares which the corporation shall have the authority to issue, to read as follows:

"(4) The aggregate number of shares of all classes which the Corporation shall have authority to issue is six million (6,000,000) common shares of the par value of $0.01 per share. No holder of any share of the Corporation shall, because of his ownership of shares, have a pre-emptive or other right to purchase, subscribe for, or take any part of any shares or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation issued, or sold by the Corporation."

b. To provide for indemnification of directors and officers as authorized by Sections 721 through 726 of the Business Corporation Law, by adding a new Article Six is added to the Certificate of Incorporation to read as follows:

"(6) The Corporation may, to the fullest extent permitted by Sections 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may-be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person."

4. The foregoing Amendments of the Certificate of Incorporation of the Corporation were authorized by the Board of Directors, followed by affirmative vote of a majority of all outstanding shares entitled to vote at a Meeting of Shareholders duly called and held on September 12, 1986.


IN WITNESS WHEREOF, the Chairman of the Board and Secretary of SONO-TEK CORPORATION have signed this Certificate of Amendment this 16th day of September, 1986 and we affirm that statements made herein are true under the penalties of perjury.


                          /S/ Carl Levine
                          ---------------
                              Carl Levine
                         Chairman of the Board



                          /S/ Murray Levine
                          -----------------
                              Murray Levine
                              Secretary

Exhibit 3.5

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           CERTIFICATE OF INCOPORATION
                                       OF
                              SONO-TEK CORPORATION

                            Under Section 805 of the
                            Business Corporation Law

         We, HARVEY BERGER and JOSEPHINE CLARKE, respectively the President and Secretary of Sono-Tek Corporation (the "Corporation"), a New York Corporation, do hereby certify as follows:

1.  The name of the Corporation is SONO-TEK CORPORATION.

2. The Certificate of Incorporation of the corporation was filed by the Department of State on March 21, 1975. 3. The Certificate of Incorporation as heretofore amended is hereby further amended to limit the liability of directors by adding a new Article Seven to the Certificate of Incorporation of the Corporation, to read as follows:

"(7) No director of the Corporation shall be personally liable to the Corporation or shareholders for damages for any breach of duty as a director, provided that this Article (7) shall neither eliminate nor limit liability: (a) if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact not legally entitled or that his or her acts violated Section 719 of the Business Corporation law, or (b) for any act or omission prior to the effectiveness of this Article (7). Any repeal of or modification to the provisions of this Article (7) shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article
(7) immediately prior to such repeal or modification".


4.  The  foregoing   amendment  of  the  Certificate  of  Incorporation  of  the
Corporation was authorized by the vote of all of the Directors of the Corporation, followed by the vote of the holders of a majority of the outstanding shares entitled to vote on an amendment of the Certificate of Incorporation at a meeting of shareholders duly called and held on September 16,1988.

IN WITNESS WHEREOF, the President and Secretary of SONO-TEK CORPORATION have signed this Certificate of Amendment this 29th day of August, 1989, and affirms that the statements contained herein are true under the penalties of perjury.


                       /S/ Harvey  L. Berger
                       ---------------------
                       Harvey L. Berger, President


                       /S/ Josephine Clarke
                       --------------------
                       Josephine Clarke, Secretary

Exhibit 3.6

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SONO-TEK CORPORATION

                            Under Section 805 of the
                            Business Corporation Law


         We, HARVEY BERGER and JOSEPHINE CLARKE, respectively the President and Secretary of Sono-Tek Corporation (the "Corporation"), a New York Corporation, do hereby certify as follows:

1.  The name of the Corporation is SONO-TEK CORPORATION.

2. The Certificate of Incorporation of the corporation was filed by the Department of State on March 21, 1975. 3. The Certificate of Incorporation, as heretofore amended, is hereby further amended to provide for the classification of the board of directors of the Corporation by adding a new Article Eight to the Certificate of Incorporation of the Corporation, to read as follows:

(8): The business of the Corporation shall be managed under the direction of Board of Directors in accordance with the following:
(a) The Board shall consist of six directors, unless and until otherwise determined by vote of a majority of the entire board of directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption).

(b) The directors shall be divided into two classes, designated Class I and Class II. All classes shall be as nearly equal in number as possible, and no class shall include less than three directors. The terms of office of the directors initially classified shall be as follows: at the 1989 annual meeting of shareholders, Class I directors shall be elected for a one-year term expiring at the next annual meeting of shareholders and Class II directors for a two-year term expiring at the second succeeding annual meeting of shareholders. At each annual meeting of shareholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting. Each director shall hold office until the expiration of his term and until his successor is elected and qualified or until his earlier death, resignation or removal.

(c) A director elected to fill a vacancy shall be elected to hold office for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified.

(d) If the number of directors is changed, (1) any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; and (2) when the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

(e) Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled only by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office.

(f) Any director may be removed for cause by action of the Board. Any director may also be removed for cause (but not without cause) by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon.

(g) The provisions of this Article (8) may be altered, amended or repealed, and any provision inconsistent herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of all outstanding shares entitled to vote thereon.

4.  The  foregoing   amendment  to  the  Certificate  of  Incorporation  of  the
Corporation was authorized by the vote of all of the Directors of the Corporation, followed by the vote of the holders of a majority of the outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders duly called and held on October 19,1989.

IN WITNESS WHEREOF, the President and Secretary of SONO-TEK CORPORATION have signed this Certificate of Amendment this 1st day of November 1989, and affirms that the statements contained herein are true under the penalties of perjury.



                          /S/ Harvey L. Berger
                          --------------------
                          Harvey L. Berger, President

                          /S/ Josephine Clarke
                          --------------------
                          Josephine Clarke, Secretary

Exhibit 3.7

                              CERTIFICATE OF CHANGE
                                       OF
                              SONO-TEK CORPORATION

                           Under Section 805-A of the
                            Business Corporation Law


         WE,  the   undersigned,   SAMUEL   SCHWARTZ  and  JOY  DeNITTO,   being
respectively the Chairman of the Board and Secretary of Sono-Tek Corporation (the "Corporation"), a New York Corporation, do hereby certify as follows:

1.  The name of the Corporation is Sono-Tek Corporation.

2. The Certificate of Incorporation of said Corporation was filed by the Department of State on March 21, 1975.

3.  The  following  was  duly  authorized  by the  Board  of  Directors  of said
Corporation:

(a) To change the location of the Corporation's office in New York from the City of Poughkeepsie, County of Dutchess, to the Town of Milton, County of Ulster, State of New York; and

(b) To change the post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon him or her from c/o The Sono-Tek Corporation, 272 Mill Street, Poughkeepsie, New York 12602, to:

     Sono-Tek Corporation 2012 Route 9W, Building 3 Milton, New York 12547.

         IN WITNESS WHEREOF, we have signed this Certificate of Change on the 16th day of March, 1994, and we affirm that the statements contained herein are true under the penalties of perjury.


                                       /S/ Samuel Schwartz
                                       --------------------
                                       Samuel Schwartz,
                                       Chairman of the Board


                                       /S/ Joy DeNitto
                                       --------------------
                                       Joy DeNitto,
                                       Secretary

Exhibit 3.8

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SONO-TEK CORPORATION

                            Under Section 805 of the
                            Business Corporation Law

         We,  the   undersigned,   SAMUEL   SCHWARTZ  and  JOY  DeNITTO,   being
respectively the Chairman of the Board and Secretary of Sono-Tek Corporation, a New York Corporation, do hereby certify as follows:

1.  The name of the corporation is SONO-TEK CORPORATION.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on March 21, 1975.

3. Article Four of the Certificate of Incorporation of the corporation, as heretofore amended, which provides for the aggregate number of shares which the corporation shall have the authority to issue and for the elimination of preemptive rights, is hereby further amended to increase the total number of shares of common stock which the corporation is authorized to issue, by amending Article Four of the Certificate of Incorporation of the corporation to read as follows:

" (4) The aggregate number of shares of all classes which the Corporation shall have authority to issue is twelve million (12,000,000) common shares of the par value of $0.01 per share. No holder of any share of the Corporation shall, because of his ownership of shares, have a pre-emptive or other right to purchase, subscribe for, or take any part of any shares or any part of the notes, debentures, bonds or other securities convertible into or carry options or warrants to purchase shares of the Corporation issued, optioned or sold by the Corporation."

4. None of the issued and outstanding shares of the corporation shall be changed as a result of this amendment.

5. The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by vote of the Board of Directors, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a Meeting of Shareholders duly called and held on November 16, 1993.


IN WITNESS WHEREOF, the Chairman of the Board and Secretary of SONO-TEK CORPORATION have signed this Certificate of Amendment this 21st day of April, 1994, and we affirm that the statements contained herein are true under the penalties of perjury.


                               /S/ Samuel Schwartz
                               -------------------
                               Samuel Schwartz,
                               Chairman of the Board

                              /S/ Joy DeNitto
                               ----------------------
                                  Joy DeNitto
                                  Secretary

Exhibit 3.9

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                              SONO-TEK CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW



1.  The name of the corporation is SONO-TEK CORPORATION.

2. The certificate of incorporation of said corporation was filed by the Department of State on the 21st day of March 1975.

3. (a) The certificate of incorporation is amended to increase the number of authorized shares of the corporation.

(b) To effect the foregoing, Article Four of the Certificate of Incorporation is amended to read as follows:

(4) THE AGGREGATE NUMBER OF SHARES OF ALL CLASSES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS TWENTY-FIVE MILLION (25,000,000) COMMON SHARES, PAR VALUE $0.01 PER SHARE. NO HOLDER OF ANY SHARE OF THE CORPORATION SHALL, BECAUSE OF HIS OWNERSHIP OF SHARES, HAVE A PRE-EMPTIVE OR OTHER RIGHT TO PURCHASE, SUBSCRIBE FOR, OR TAKE ANY PART OF ANY SHARES OR ANY PART OF THE NOTES, DEBENTRURES, BONDS OR OTHER SECURITIES CONVERTIBLE INTO OR CARRYING OPTIONS OR WARRANTS TO PURCHASE SHARES OF THE CORPORATION ISSUED, OPTIONED OR SOLD BY THE CORPORATION

4. The amendment was authorized by the vote of all the directors of the Corporation, followed by the vote of the holders of a majority of the outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at the annual meeting of shareholders on September 30, 1999.


                                 /S/ James L. Kehoe
                                Name: James Kehoe
                                Title: Chief Executive Officer

Exhibit 3.10
                                     BY-LAWS
                                       OF
                 SONO-TEK CORPORATION, AS AMENDED June 26, 1998


                               ARTICLE I - OFFICES

The office of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation or Certificate of Change. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within seven months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the Chief Executive Officer (CEO), and shall be called by the CEO or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be given either personally or by first class mail, not fewer than ten nor more than sixty days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than sixty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law.


(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation, then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

(a) The number of the Directors of the Corporation shall be six (6), unless otherwise determined by vote of a majority of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The number of directors shall not be less than three.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

(c) The directors shall be divided into two classes, designated Class I and Class II. All classes shall be as nearly equal in number as possible, and no class shall include less than three directors. The terms of office of the directors initially classified shall be as follows: at the 1989 annual meeting of shareholders, Class I Directors shall be elected for a one-year term expiring at the next annual meeting of shareholders and Class II Directors for a two-year term expiring at the second succeeding annual meeting of shareholders. At each annual meeting of shareholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting. Each director shall hold office until the expiration of his term and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors is changed, (i) any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly as equal as possible, and (ii) when the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders. (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the CEO or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by FAX or E-mail, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this
Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the CEO shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8 - Newly Created Directorships and Vacancies:

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled only by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office. A director elected to fill a vacancy, however caused, shall be elected to hold office for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified.

Section 9 - Resignations:

Any director may resign at any time by giving written notice to the Board of Directors, the CEO or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:

Except as prohibited by law, any or all of the directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon. Any or all of the directors also may be removed for cause by action of the Board.

Section 11 - Salary:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.



Section 12 - Contracts:

(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of two or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Offices:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the CEO or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the CEO, the President, or such other person as the Board of Directors may authorize.

                           ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the CEO or the President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                            ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                          ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                          ARTICLE IX - INDEMNIFICATION

Section 1 -  Directors and Officers:

The Corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 2 -  Non-Exclusivity:

Nothing contained in this Article IX shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of the Certificate of Incorporation, or By-Laws, any agreement approved by the Board of Directors, or a resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized.

Section 3 - Continuity of Rights.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall (i) apply with respect to acts or omissions occurring prior to the adoption of this Article IX to the fullest extent permitted by law, and (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.

                             ARTICLE X - AMENDMENTS

Section 1 - By Shareholders:

All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority of the votes of the shares at the time entitled to vote in the election of any directors.



Section 2 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article X above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

Exhibit 4.1

                 SONO-TEK CORPORATION 1993 STOCK INCENTIVE PLAN
                 OCTOBER 12, 1993 AS AMENDED SEPTEMBER 30, 1999

1.       OBJECTIVE OF THE PLAN.

The purpose of this 1993 Stock Incentive Plan [the "Plan"] is to enable Sono-Tek Corporation [the "Company" or "Sono-Tek"] to compete successfully in attracting, motivating, and retaining employees, directors, and consultants with outstanding abilities by making it possible for them to purchase shares of Sono-Tek's Common Stock on terms which will give them a more direct and continuing interest in the future success of the Company's business.

This Plan is intended to establish a policy of encouraging ownership of the Company's Common Stock by employees, directors, and consultants of Sono-Tek and of providing incentives for them to put forth maximum efforts for it's successful operations. By extending to such individuals the opportunity to acquire proprietary interests in Sono-Tek and to participate in its success, the Plan may be expected to benefit Sono-Tek and its shareholders by making it possible for Sono-Tek to attract and retain the best available talent and by rewarding such individuals for their part in increasing the value of the Company's stock.

2.       DEFINITIONS.

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

2.1 "Award" shall mean Options granted pursuant to this Plan.

2.2 "Award Agreement" shall mean the agreement between the Award Recipient and Sono-Tek setting forth the terms and conditions of an Award.

2.3 "Award Recipient" shall mean an individual who receives an Award pursuant to this Plan.

2.4 "Board" and "Board of Directors" shall mean the board of directors of Sono-Tek.

2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.6 "Common Stock" shall mean shares of the common stock of Sono-Tek with a par value of $.0l.

2.7 "Company" means Sono-Tek Corporation, a New York corporation with its principal offices at 2012 Route 9W, Bldg. 3, Milton, New York 12547.

2.8  "Continuous   Employment"  shall  mean  continuous  regular  employment  by
Sono-Tek.

A leave of absence granted in accordance with Sono-Tek's usual procedure which does not operate to interrupt continuous employment for other benefits granted by Sono-Tek shall not be considered a termination of employment nor an interruption of Continuous Employment hereunder, and an employee who is granted such a leave of absence shall be considered to be continuously employed during the period of such leave; provided, that if regulations under the Code or an amendment to the Code shall establish a more restrictive definition, of a leave of absence, such definition shall be substituted herein.

2.9 "Non-Employee Director" shall mean any director who is not an employee of the Company.

2.10 "Consultant" shall mean any individual or organization retained by the Company to provide consulting services.

2.11 "Incentive Stock Options" shall mean those Options granted hereunder as, and intended to be, Incentive Stock Options as defined in, and which by their terms comply with, the requirements for such options set out in Section 422 of the Code, and Treasury Regulations issued pursuant thereto.

2.12 "Non-Qualified Stock Options" shall mean those Options granted hereunder which are not Incentive Stock Options as described in paragraph 2.11.

2.13 "Option" shall mean an option to purchase Common Stock granted pursuant to the provisions of this Plan.

2.14 "Ten Percent Shareholder" shall mean an individual who owns, within the meaning of Section 422 (b) (6) of the Code, stock possessing more than (1 0%) percent of the total combined voting power of all classes of stock of Sono-Tek.

3.       STOCK RESERVED FOR THE PLAN.

One million five hundred thousand (1,500,000) shares of the authorized but unissued Common Stock are reserved for issue and may be issued pursuant to Awards under the Plan.

In lieu of such unissued shares, Sono-Tek may, in its discretion, transfer, on the exercise of Options, reacquired shares or shares bought in the market for the purposes of the Plan, provided that (subject to the provisions of paragraph
13) the total number of shares which may be granted or sold pursuant to Awards granted under the Plan shall not exceed 1,500,000.

If any Awards granted under the Plan shall for any reason terminate or expire without having been exercised, the Common Stock not issued under such Awards shall be available again for the purposes of the Plan.

4.       ADMINISTRATION OF THE PLAN.

4.1 The Board of Directors shall administer the Plan. The Board shall have full authority in its discretion, but subject to the express Provisions of the Plan, to determine: the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares to be covered by each Award; the purchase price of the Common Stock covered by each Option; whether Options shall be of the Incentive Stock Option type, or the Non-Qualified Stock Option type, or both. The Board shall further have full authority at its discretion to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms (which need not be identical) of Award Agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgement of the Board to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determination on the foregoing matters shall be conclusive.

4.2 Notwithstanding the provisions of paragraph 4.1, the selection of officers and directors for participation in the Plan and decisions concerning the timing, pricing and amount of an Award may, at any time and from time to time, be delegated by the Board of Directors to a committee (the "Committee"). The Committee shall be not less than two directors and shall be comprised solely of Non-Employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 ("1934 Act"), or any successor definition adopted by the Securities Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board. The Board at its discretion may from time to time appoint members to the Committee in substitution of members previously appointed, may remove members of the Committee and may fill vacancies, however caused, in the Committee."

5.       ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING AWARDS.

5.1 Incentive Stock Options or Non-Qualified Stock Options may be granted to any person who, at the time the Award is granted, is regularly employed by the Company or any "subsidiary corporation" of the Company, as that term is defined by section 424(f) of the Code, as may now or hereafter exist. A member of the Board of Directors of the Company who is not also a regular, salaried employee of Sono-Tek, will not be eligible to receive Incentive Stock Options. Further, no Incentive Stock Options may be granted hereunder to an individual who, immediately after such Option is granted, is a Ten Percent Shareholder, unless
(i) the option price is at least 110% of the fair market value of such stock on the date of grant and (ii) the Option may not be exercised more than 5 years after the date of grant. In determining the employees to whom Awards shall be granted, the number of shares of Common Stock to be covered by each Award, the term of any Option, and whether any such Option shall be an Incentive Stock Option, a Non-Qualified Stock Option, or both, the Board or committee, as the case may be, shall take into account the duties of the respective employees, their present and potential contributions to the success of Sono-Tek and such other factors as they shall deem relevant in connection with accomplishing the purpose of the Plan. An employee who has been granted an Award may be granted and hold an additional Award or Awards if the Board or committee so determines.

5.2 Non-Qualified Stock Options may be granted to Non-Employee Directors, Consultants to the Company and employees of affiliates of the Company. In determining the Non-Employee Directors, Consultants and employees of affiliates to whom Awards shall be granted, and the term and the number of shares of Common Stock to be covered by each Award, the Board or committee shall take into account the duties of such individuals, their contribution to the Success of the Company, and other such factors as they shall deem relevant in connection with accomplishing the purpose of the Plan. Such individuals or organizations may be granted and hold an additional Award or Awards if the Board or committee so determines.

6.       OPTION PRICES.

The purchase price of Common Stock covered by each Option shall be determined by the Board or committee, as the case may be, but shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) of the fair market value of the Common Stock at the time the Option is granted. The fair market value shall mean the simple average of the high and low sales prices of the Common Stock as reported in the report of composite transactions (or other source designated by the Board or committee) on the date on which the Option is granted.

7.       TERM OF OPTIONS.

The term of each Option shall be for such period as the Board shall determine, but not more than ten years (or 5 years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the date of granting thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any Option is less than ten years (or 5 years in the case of an Option granted to a Ten Percent Shareholder) from the date of granting, the Option, prior to its expiration, may be amended, with the approval of the Board and the employee, to extend the term so that the term as amended is not more than ten years (or 5 years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the original date of granting of such Option. To the extent not otherwise prohibited by law, such extension shall not constitute the grant of a new Option and the purchase price specified in such Option need not be increased.

8.       EXERCISE OF OPTIONS.

8.1 In the case of Awards granted to employees, each Option shall provide that it may be exercised as to forty-five percent of the total number of shares covered by such Option on or after the date on which the employee shall have completed at least one year of Continuous Employment after the Option was granted, and as to an additional thirty-five percent of the total number of shares covered by such Option on or after the date on which the employee shall have completed at least two years of Continuous Employment after the Option was granted, and as to the final twenty percent of the total number of shares covered by such Option on or after the date on which the employee shall have completed at least three years of Continuous Employment after the Option was granted, so that upon completion of the third year of such Continuous Employment after granting the Option, the holder will have become entitled to purchase the entire number of shares covered by the Option; provided that the Board shall have authority to vary in advance of grant and from time to time after grant, the period of Continuous Employment which shall be required for the exercise of Options granted hereunder.

8.2 In the case of Awards granted to Non-Employee Directors each such Option shall provide that it may be exercised as to one-half the total number of shares covered by such Option on or after the date in which the Non-Employee Director shall have completed at least one year of service after the Option was granted and as to the remainder of the total number of shares covered by such option on or after the date of which such Non-Employee Director will have completed at least two years of continued service, provided that the Board shall have the authority to vary in advance of grant and from time to time after grant the period of service which shall be required for the exercise of Options granted hereunder.

8.3 In the case of Awards granted to Consultants, each such Option shall provide that it may be exercised as to one-half of the total number of shares covered by such Option one year on or after the date the Option was granted and as to the remainder of the total number of shares covered by such Option, two years after the date the Option was granted. The Board shall have the authority to vary in advance of grant and from time to time after grant the exercise period of such grant.

8.4 Unless otherwise provided in the Award Agreement, a holder of an Option may purchase all or from time to time any part of, the shares for which the right to purchase has accrued to him in accordance with the terms of this paragraph; provided, however, that an Option shall not be exercised as to fewer than 50 shares, or all the remaining shares covered by the Option, if fewer than 50, at any one time. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise. at the election of the holder of an Option (i) in cash or currency of the United States of America, or by certified check made payable to the Company in U.S. dollars, (ii) by tendering to Sono-Tek shares of the Company's Common Stock, then owned at least six months by him, having a fair market value equal to the cash exercise price applicable to the purchase price of the shares as to which an Option is being exercised, or (iii) partly in cash or certified check and partly in shares of Sono-Tek's Common Stock valued at fair market value. Such fair market value shall be determined as of the close of the business day immediately preceding the day on which the Option is exercised, in the manner set forth in paragraph
6. Fractional shares of Common Stock will not be issued. Notwithstanding the foregoing, the Board shall have the right to modify, amend or cancel the provisions of clauses (ii) and (iii) above at any time upon prior notice to the holders of Options. Except as provided in paragraphs 10 and 11 hereof, no Option may be exercised at any time unless the holder thereof is then a regular employee of Sono-Tek or any Subsidiary. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall have been registered upon the exercise of the Option on the transfer books of the Company in the name of the person or persons exercising the Option.

8.5 Notwithstanding any other provision of this Plan or any Option granted hereunder, any Option granted hereunder and then out-standing shall become immediately exercisable in full (i) in the event a tender offer or exchange offer is made by any "person" within the meaning of Section 14 (d) of the Securities Exchange Act of 1934 (the "Act") or (ii) in the event of a Change in Control; provided that, if in the opinion of counsel to Sono-Tek the immediate exercisability of such Option, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable except as and to the extent the Board in its discretion otherwise determines. For purposes of this Section, a "Change in Control" shall have occurred if (i) any "person" within the meaning of Section 14 (d) of the Act other than a holder of any Common Stock or Preferred Stock of the Company on the date this Plan is approved by the Board becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of Sono-Tek's Common Stock, (ii) during any two-year period, individuals who constitute the Board of Directors of Sono-Tek (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a member of the Board of Directors during such period whose election or nomination for election by Sono-Tek's stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of Sono-Tek in which such person is named as a nominee for the Board of Directors without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, or (iii) the approval by Sono-Tek's stock holders of the sale of all or substantially all of the assets of Sono-Tek. The Board may adopt such procedures as to notice and exercise as may be necessary to effectuate the acceleration of the exercisability of Options as described above.

8.6 The aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which Incentive Stock Options granted under the Plan and all other stock option plans of Sono-Tek are exercisable for the first time by any specific individual during any calendar year shall not exceed $100,000.

9.       NONTRANSFERABILITY OF OPTIONS

An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the employee, only by him or her.

10.      TERMINATION OF EMPLOYMENT

10.1 If an employee receiving an Option shall at any time not be an employee of Sono-Tek, the Option shall at once terminate, except as provided hereinafter in this paragraph. In the event that the employment of an employee to whom an Option has been granted under the Plan shall be terminated (other than termination by the Company for cause as determined by the Board, or by reason of retirement, disability or death) such Option may, subject to the provisions of paragraphs "8" and "11", be exercised, to the extent that the employee was entitled to do so at the date of termination of his or her employment, at any time within sixty (60) days after such termination, but in no event after the expiration of the term of the Option. Options granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of Sono-Tek.

10.2 If a Non-Employee Director awarded an Option shall at any time cease to be a Director of the Company, the Option shall at once terminate, except as provided hereinafter in this paragraph. In the event the Non-Employee Director awarded an Option under the Plan shall be terminated (other than termination by the Company for cause as determined by the Board, or by reason of retirement, disability, or death) such Option may, subject to the provisions of paragraphs "8" and "11", be exercised, to the extent that the Director was entitled to do so at the date of termination of his or her service, at any time within six months after such termination, but in no event after the expiration of the term of the Option.

10.3 An Option granted to a Consultant may, subject to the provisions of paragraphs "8", and "11" be exercised, to the extent that the Consultant was entitled to do so at the date of the termination of his or her consulting services, at any time within one year after such termination, but in no event after the expiration of the term of the Option.

11.      RETIREMENT, DISABILITY OR DEATH OF EMPLOYEE.

If an employee to whom an Option has been granted under the Plan shall retire from Sono-Tek at normal retirement date pursuant to any pension plan provided by Sono-Tek, or if such retirement is earlier than the employee's normal retirement date, and such retirement is with the prior consent of Sono-Tek, or if an employee is totally and permanently disabled, such Option may be exercised, notwithstanding the provisions of paragraphs "8" and "10" hereof, in full without regard to the period of Continuous Employment after the Option was granted at any time (a) in the case of an Incentive Stock Option within 90 days after such retirement or disability retirement, but in no event after the expiration of the term of the Option or (b) in the case of a Non-Qualified Stock Option within 5 years after such retirement or disability retirement, but in no event after the expiration of the term of the Option.

If a person to whom an Option has been granted under the Plan shall die while he or she is employed by or in the service of Sono-Tek, such Option may be exercised, subject to the provisions of paragraph "8", to the extent that such person was entitled to do so at the date of his death, by his executor or administrator or other person at the time entitled by law to such person's rights under the Option, at any time within such period, not exceeding one year after his or her death, as shall be prescribed in the Award Agreement, but in no event after the expiration of the term of the Option.

12.      NO LOANS TO HOLDERS OF OPTIONS.

Neither Sono-Tek, nor any company with which it is affiliated may directly or indirectly lend money to any person for the purpose of assisting him or her to acquire or carry shares of the Common Stock issued upon the exercise of Options granted under the Plan.

13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

Notwithstanding any other provision of the Plan, the Award Agreements may contain such provisions as the Board shall determine for the adjustment of the number and class of shares covered by each outstanding Award, the option prices and the minimum numbers of shares as to which Awards shall be exercisable at any one time in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like; and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to any employee shall be appropriately adjusted.

14.      SHARE WITHHOLDING.

With respect to any Award, the Board may, in its discretion and subject to such rules as the Board may adopt, permit the employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with an Award by election to have Sono-Tek withhold Common Stock having a fair market value (calculated in accordance with paragraph "6" on the date the amount of withholding tax is determined) equal to the amount of the withholding tax.

15.      NO RIGHT TO CONTINUED EMPLOYMENT.

Nothing in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employ of Sono-Tek or interfere with the right of Sono-Tek to terminate his or her employment at any time.

16.      TIME OF GRANTING AWARDS.

Nothing contained in the Plan or in any resolution to be adopted by the holders of voting stock of Sono-Tek shall constitute the granting of any Award hereunder. An Award pursuant to the Plan shall be deemed to have been granted on the date on which the name of the recipient and the terms of the Award are determined by the Board.

17.      TERMINATION AND AMENDMENT OF THE PLAN.

Unless the Plan shall have been terminated as hereinafter provided, no Award shall be granted hereunder after October 12, 2003. The Board of Directors of Sono-Tek may at any time prior to that date terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval by the holders of voting, stock of Sono-Tek, except as provided in paragraph 13 hereof, which would (i) increase the maximum number of shares for which Awards may be granted under the Plan, (ii) change the manner of determining the minimum option prices,
(iii) extend the period during which an Award may be granted or an Option exercised, or (iv) amend the requirements as to the class of persons eligible to receive Awards. No termination, modification, or amendment of the Plan or of any Award under the Plan, may, without the consent of the person to whom an Award shall theretofore have been granted, adversely affect the rights of such person under such Award.

18.      GOVERNMENT REGULATIONS.

The Plan and the granting and exercising of Awards thereunder, and the obligation of Sono-Tek to issue, sell and deliver shares, as applicable, under such Awards, shall be subject to all applicable laws, rules and regulations. In particular, and without limiting the generality of the foregoing, as a condition to the exercise of any Award, the Company may require the holder of an Option to deliver to the Company (i) a written certificate of the holder (or his personal representative, as the case may be) to the effect that he is purchasing such shares for investment and not with a view to the sale or distribution of any such shares and (ii) such other certificates, representations and agreements of the holder (or his personal representative, as the case may be) as may be required under the Plan or as the Company shall also require in order that the Company may be reasonably assured that the issuance, delivery, and disposition of such shares are being and will be effected in compliance with the Securities Act of 1933, as amended (the "Act"), the Rules and Regulations thereunder, other applicable law, and the rules of each stock exchange upon which the shares of Common Stock are listed, if any; provided, however, that if the offer and sale of shares of Common Stock upon exercise of Options granted under the Plan is registered under the Act, the holder (or his personal representative, as the case may be) need not furnish the certificate described in clause (i) of this sentence. Certificates evidencing shares of Common Stock issued upon exercise of the Option may contain such legends reflecting any restrictions upon sale or transfer as in the view of counsel to the Company may be necessary to the lawful and proper issuance of such certificates.

19.      SHAREHOLDER APPROVAL.

The Plan shall become effective upon adoption by the Board. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of all outstanding shares of capital stock of the Company entitled to vote thereon within one (1) year before or after adoption of the Plan by the Board. In the event such shareholder approval is withheld or otherwise not received within the given time period, the Plan and all options which may have been granted thereunder shall become null and void.

Exhibit 4.2

                 SONO-TEK CORPORATION 2003 STOCK INCENTIVE PLAN
                                  MAY 20, 2003

1.       OBJECTIVE OF THE PLAN.

The purpose of this 2003 Stock Incentive Plan [the "Plan"] is to enable Sono-Tek Corporation [the "Company" or "Sono-Tek"] to compete successfully in attracting, motivating, and retaining employees, directors, and consultants with outstanding abilities by making it possible for them to purchase shares of Sono-Tek's Common Stock on terms which will give them a more direct and continuing interest in the future success of the Company's business.

This Plan is intended to establish a policy of encouraging ownership of the Company's Common Stock by employees, directors, and consultants of Sono-Tek and providing incentives for them to put forth maximum efforts for its successful operations. By extending to such individuals the opportunity to acquire proprietary interests in Sono-Tek and to participate in its success, the Plan may be expected to benefit Sono-Tek and its shareholders by making it possible for Sono-Tek to attract and retain the best available talent and by rewarding such individuals for their part in increasing the value of the Company's stock.

2.       DEFINITIONS.

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

2.1 "Award" shall mean Options granted pursuant to this Plan.

2.2 "Award Agreement" shall mean the agreement between the Award Recipient and Sono-Tek setting forth the terms and conditions of an Award.

2.3 "Award Recipient" shall mean an individual who receives an Award pursuant to this Plan.

2.4 "Board" and "Board of Directors" shall mean the board of directors of Sono-Tek.

2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.6 "Common Stock" shall mean shares of the common stock of Sono-Tek with a par value of $.0l.

2.7 "Company" means Sono-Tek Corporation, a New York corporation with its principal offices at 2012 Route 9W, Bldg. 3, Milton, New York 12547.

2.8  "Continuous   Employment"  shall  mean  continuous  regular  employment  by
Sono-Tek. A leave of absence granted in accordance with Sono-Tek's usual procedure which does not operate to interrupt continuous employment for other benefits granted by Sono-Tek shall not be considered a termination of employment nor an interruption of Continuous Employment hereunder, and an employee who is granted such a leave of absence shall be considered to be continuously employed during the period of such leave; provided, that if regulations under the Code or an amendment to the Code shall establish a more restrictive definition, of a leave of absence, such definition shall be substituted herein.

2.9 "Non-Employee Director" shall mean any director who is not an employee of the Company.

2.10 "Consultant" shall mean any individual or organization retained by the Company to provide consulting services.

2.11 "Incentive Stock Options" shall mean those Options granted hereunder as, and intended to be, Incentive Stock Options as defined in, and which by their terms comply with, the requirements for such options set out in Section 422 of the Code, and Treasury Regulations issued pursuant thereto.

2.12 "Non-Qualified Stock Options" shall mean those Options granted hereunder which are not Incentive Stock Options as described in paragraph 2.11.

2.13 "Option" shall mean an option to purchase Common Stock granted pursuant to the provisions of this Plan.

2.14 "Ten Percent Shareholder" shall mean an individual who owns, within the meaning of Section 422 (b) (6) of the Code, stock possessing more than (10%) percent of the total combined voting power of all classes of stock of Sono-Tek.

3.       STOCK RESERVED FOR THE PLAN.

One million, five hundred thousand (1,500,000) shares of the authorized but unissued Common Stock are reserved for issue and may be issued pursuant to Awards under the Plan.

In lieu of such unissued shares, Sono-Tek may, in its discretion, transfer, on the exercise of Options, reacquired shares or shares bought in the market for the purposes of the Plan, provided that (subject to the provisions of paragraph
13) the total number of shares which may be granted or sold pursuant to Awards granted under the Plan shall not exceed 1,500,000.

If any Awards granted under the Plan shall for any reason terminate or expire without having been exercised, the Common Stock not issued under such Awards shall be available again for the purposes of the Plan.

4.       ADMINISTRATION OF THE PLAN.

4.1 The Board of Directors shall administer the Plan. The Board shall have full authority in its discretion, but subject to the express Provisions of the Plan, to determine: the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares to be covered by each Award; the purchase price of the Common Stock covered by each Option; whether Options shall be of the Incentive Stock Option type, or the Non-Qualified Stock Option type, or both; and vesting schedule. The Board shall further have full authority at its discretion to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms (which need not be identical) of Award Agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgement of the Board to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determination on the foregoing matters shall be conclusive.

4.2 Notwithstanding the provisions of paragraph 4.1, the selection of officers and directors for participation in the Plan and decisions concerning the timing, pricing and amount of an Award may, at any time and from time to time, be delegated by the Board of Directors to a committee (the "Committee"). The Committee shall be not less than two directors and shall be comprised solely of Non-Employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 ("1934 Act"), or any successor definition adopted by the Securities Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board. The Board at its discretion may from time to time appoint members to the Committee in substitution of members previously appointed, may remove members of the Committee and may fill vacancies, however caused, in the Committee."

5.       ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING AWARDS.

5.1 Incentive Stock Options or Non-Qualified Stock Options may be granted to any person who, at the time the Award is granted, is a regular, salaried employee
(which term shall include officers and Directors who are regular, salaried employees) of Sono-Tek. A member of the Board of Directors of the Company who is not also a regular, salaried employee of Sono-Tek, will not be eligible to receive Incentive Stock Options. Further, no Incentive Stock Options may be granted hereunder to an individual who, immediately after such Option is granted, is a Ten Percent Shareholder, unless (i) the option price is at least 110% of the fair market value of such stock on the date of grant and (ii) the Option may not be exercised more than 5 years after the date of grant. In determining the employees to whom Awards shall be granted, the number of shares of Common Stock to be covered by each Award, the term of any Option, and whether any such Option shall be an Incentive Stock Option, a Non-Qualified Stock Option, or both, the Board or committee, as the case may be, shall take into account the duties of the respective employees, their present and potential contributions to the success of Sono-Tek and such other factors as they shall deem relevant in connection with accomplishing the purpose of the Plan. An employee who has been granted an Award may be granted and hold an additional Award or Awards if the Board or committee so determines.

5.2 Non-Qualified Stock Options may be granted to Non-Employee Directors and Consultants to the Company. In determining the Non-Employee Directors and Consultants to whom Awards shall be granted, and the term and the number of shares of Common Stock to be covered by each Award, the Board or committee shall take into account the duties of such individuals, their contributions to the success of the Company, and other such factors as they shall deem relevant in connection with accomplishing the purpose of the Plan. Such individuals or organizations may be granted and hold an additional Award or Awards if the Board or committee so determines.

6.       OPTION PRICES.

The purchase price of Common Stock covered by each Option shall be determined by the Board or committee, as the case may be, but shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) of the fair market value of the Common Stock at the time the Option is granted. The fair market value shall mean the simple average of the high and low sales prices of the Common Stock as reported in the report of composite transactions (or other source designated by the Board or committee) on the date on which the Option is granted.

7.       TERM OF OPTIONS.

The term of each Option shall be for such period as the Board shall determine, but not more than ten years (or five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the date of granting thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any Option is less than ten years (or five years in the case of an Option granted to a Ten Percent Shareholder) from the date of granting, the Option, prior to its expiration, may be amended, with the approval of the Board and the employee, to extend the term so that the term as amended is not more than ten years (or five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the original date of granting of such Option. To the extent not otherwise prohibited by law, such extension shall not constitute the grant of a new Option and the purchase price specified in such Option need not be increased.

8.       EXERCISE OF OPTIONS.

8.1 In the case of Awards granted to employees, each Option shall provide that it may be exercised as to forty-five percent of the total number of shares covered by such Option on or after the date on which the employee shall have completed at least one year of Continuous Employment after the Option was granted, and as to an additional thirty-five percent of the total number of shares covered by such Option on or after the date on which the employee shall have completed at least two years of Continuous Employment after the Option was granted, and as to the final twenty percent of the total number of shares covered by such Option on or after the date on which the employee shall have completed at least three years of Continuous Employment after the Option was granted, so that upon completion of the third year of such Continuous Employment after granting the Option, the holder will have become entitled to purchase the entire number of shares covered by the Option; provided that the Board shall have authority to vary in advance of grant and from time to time after grant, the period of Continuous Employment which shall be required for the exercise of Options granted hereunder.

8.2 In the case of Awards granted to Non-Employee Directors each such Option shall provide that it may be exercised as to one-half the total number of shares covered by such Option on or after the date in which the Non-Employee Director shall have completed at least one year of service after the Option was granted and as to the remainder of the total number of shares covered by such option on or after the date of which such Non-Employee Director will have completed at least two years of continued service, provided that the Board shall have the authority to vary in advance of grant and from time to time after grant the period of service which shall be required for the exercise of Options granted hereunder.

8.3 In the case of Awards granted to Consultants, each such Option shall provide that it may be exercised as to one-half of the total number of shares covered by such Option one year on or after the date the Option was granted and as to the remainder of the total number of shares covered by such Option, two years after the date the Option was granted, provided that the Board shall have the authority to vary in advance of grant and from time to time after grant the exercise period of such grant.

8.4 Unless otherwise provided in the Award Agreement, a holder of an Option may purchase all or from time to time any part of, the shares for which the right to purchase has accrued to him in accordance with the terms of this paragraph; provided, however, that an Option shall not be exercised as to fewer than 50 shares, or all the remaining shares covered by the Option, if fewer than 50, at any one time. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise. at the election of the holder of an Option (i) in cash or currency of the United States of America, or by certified check made payable to the Company in U.S. dollars, (ii) by tendering to Sono-Tek shares of the Company's Common Stock, then owned at least six months by him, having a fair market value equal to the cash exercise price applicable to the purchase price of the shares as to which an Option is being exercised, or (iii) partly in cash or certified check and partly in shares of Sono-Tek's Common Stock valued at fair market value. Such fair market value shall be determined as of the close of the business day immediately preceding the day on which the Option is exercised, in the manner set forth in paragraph
6. Fractional shares of Common Stock will not be issued. Notwithstanding the foregoing, the Board shall have the right to modify, amend or cancel the provisions of clauses (ii) and (iii) above at any time upon prior notice to the holders of Options. Except as provided in paragraphs 10 and 11 hereof, no Option may be exercised at any time unless the holder thereof is then a regular employee of Sono-Tek or any Subsidiary. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall have been registered upon the exercise of the Option on the transfer books of the Company in the name of the person or persons exercising the Option.

8.5 Notwithstanding any other provision of this Plan or any Option granted hereunder, any Option granted hereunder and then outstanding shall become immediately exercisable in full (i) in the event a tender offer or exchange offer is made by any "person" within the meaning of Section 14 (d) of the Securities Exchange Act of 1934 (the "Act") or (ii) in the event of a Change in Control; provided that, if in the opinion of counsel to Sono-Tek the immediate exercisability of such Option, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable except as and to the extent the Board in its discretion otherwise determines. For purposes of this Section, a "Change in Control" shall have occurred if (i) any "person" within the meaning of Section 14 (d) of the Act other than a holder of any Common Stock or Preferred Stock of the Company on the date this Plan is approved by the Board becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of Sono-Tek's Common Stock, (ii) during any two-year period, individuals who constitute the Board of Directors of Sono-Tek (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a member of the Board of Directors during such period whose election or nomination for election by Sono-Tek's stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of Sono-Tek in which such person is named as a nominee for the Board of Directors without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, or (iii) the approval by Sono-Tek's stockholders of the sale of all or substantially all of the assets of Sono-Tek. The Board may adopt such procedures as to notice and exercise as may be necessary to effectuate the acceleration of the exercisability of Options as described above.

8.6 The aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which Incentive Stock Options granted under the Plan and all other stock option plans of Sono-Tek are exercisable for the first time by any specific individual during any calendar year shall not exceed $100,000.

9.       NONTRANSFERABILITY OF OPTIONS

An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the employee, only by him or her.

10.      TERMINATION OF EMPLOYMENT

10.1 If an employee receiving an Option shall at any time not be an employee of Sono-Tek, the Option shall at once terminate, except as provided hereinafter in this paragraph. In the event that the employment of an employee to whom an Option has been granted under the Plan shall be terminated (other than termination by the Company for cause as determined by the Board, or by reason of retirement, disability or death) such Option may, subject to the provisions of paragraphs "8" and "11", be exercised, to the extent that the employee was entitled to do so at the date of termination of his or her employment, at any time within sixty (60) days after such termination, but in no event after the expiration of the term of the Option. Options granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of Sono-Tek.

10.2 If a Non-Employee Director awarded an Option shall at any time cease to be a Director of the Company, the Option shall at once terminate, except as provided hereinafter in this paragraph. In the event the Non-Employee Director awarded an Option under the Plan shall be terminated (other than termination by the Company for cause as determined by the Board, or by reason of retirement, disability, or death) such Option may, subject to the provisions of paragraphs "8" and "11", be exercised, to the extent that the Director was entitled to do so at the date of termination of his or her service, at any time within six months after such termination, but in no event after the expiration of the term of the Option.

10.3 An Option granted to a Consultant may, subject to the provisions of paragraphs "8", and "11" be exercised, to the extent that the Consultant was entitled to do so at the date of the termination of his or her consulting services, at any time within one year after such termination, but in no event after the expiration of the term of the Option.

11.      RETIREMENT, DISABILITY OR DEATH OF EMPLOYEE.

If an employee to whom an Option has been granted under the Plan shall retire from Sono-Tek at normal retirement date pursuant to any pension plan provided by Sono-Tek, or if such retirement is earlier than the employee's normal retirement date, and such retirement is with the prior consent of Sono-Tek, or if an employee is totally and permanently disabled, such Option may be exercised, notwithstanding the provisions of paragraphs "8" and "10" hereof, in full without regard to the period of Continuous Employment after the Option was granted at any time (a) in the case of an Incentive Stock Option within 90 days after such retirement or disability retirement, but in no event after the expiration of the term of the Option or (b) in the case of a Non-Qualified Stock Option within 5 years after such retirement or disability retirement, but in no event after the expiration of the term of the Option.

If a person to whom an Option has been granted under the Plan shall die while he or she is employed by or in the service of Sono-Tek, such Option may be exercised, subject to the provisions of paragraph "8", to the extent that such person was entitled to do so at the date of his death, by his executor or administrator or other person at the time entitled by law to such person's rights under the Option, at any time within such period, not exceeding one year after his or her death, as shall be prescribed in the Award Agreement, but in no event after the expiration of the term of the Option.

12.      NO LOANS TO HOLDERS OF OPTIONS.

Neither Sono-Tek, nor any company with which it is affiliated may directly or indirectly lend money to any person for the purpose of assisting him or her to acquire or carry shares of the Common Stock issued upon the exercise of Options granted under the Plan.

13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

Notwithstanding any other provision of the Plan, the Award Agreements may contain such provisions as the Board shall determine for the adjustment of the number and class of shares covered by each outstanding Award, the option prices and the minimum numbers of shares as to which Awards shall be exercisable at any one time in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like; and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to any employee shall be appropriately adjusted.

14.      SHARE WITHHOLDING.

With respect to any Award, the Board may, in its discretion and subject to such rules as the Board may adopt, permit the employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with an Award by election to have Sono-Tek withhold Common Stock having a fair market value (calculated in accordance with paragraph "6" on the date the amount of withholding tax is determined) equal to the amount of the withholding tax.

15.      NO RIGHT TO CONTINUED EMPLOYMENT.

Nothing in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employ of Sono-Tek or interfere with the right of Sono-Tek to terminate his or her employment at any time.

16.      TIME OF GRANTING AWARDS.

Nothing contained in the Plan or in any resolution to be adopted by the holders of voting stock of Sono-Tek shall constitute the granting of any Award hereunder. An Award pursuant to the Plan shall be deemed to have been granted on the date on which the name of the recipient and the terms of the Award are determined by the Board.

17.      TERMINATION AND AMENDMENT OF THE PLAN.

Unless the Plan shall have been terminated as hereinafter provided, no Award shall be granted hereunder after May 20, 2013. The Board of Directors of Sono-Tek may at any time prior to that date terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval by the holders of a majority of voting stock of Sono-Tek, except as provided in paragraph 13 hereof, which would (i) increase the maximum number of shares for which Awards may be granted under the Plan, (ii) change the manner of determining the minimum option prices, (iii) extend the period during which an Award may be granted or an Option exercised, or (iv) amend the requirements as to the class of persons eligible to receive Awards. No termination, modification, or amendment of the Plan or of any Award under the Plan, may, without the consent of the person to whom an Award shall theretofore have been granted, adversely affect the rights of such person under such Award.

18.      GOVERNMENT REGULATIONS.

The Plan and the granting and exercising of Awards thereunder, and the obligation of Sono-Tek to issue, sell and deliver shares, as applicable, under such Awards, shall be subject to all applicable laws, rules and regulations. In particular, and without limiting the generality of the foregoing, as a condition to the exercise of any Award, the Company may require the holder of an Option to deliver to the Company (i) a written certificate of the holder (or his personal representative, as the case may be) to the effect that he is purchasing such shares for investment and not with a view to the sale or distribution of any such shares and (ii) such other certificates, representations and agreements of the holder (or his personal representative, as the case may be) as may be required under the Plan or as the Company shall also require in order that the Company may be reasonably assured that the issuance, delivery, and disposition of such shares are being and will be effected in compliance with the Securities Act of 1933, as amended (the "Act"), the Rules and Regulations thereunder, other applicable law, and the rules of each stock exchange upon which the shares of Common Stock are listed, if any; provided, however, that if the offer and sale of shares of Common Stock upon exercise of Options granted under the Plan is registered under the Act, the holder (or his personal representative, as the case may be) need not furnish the certificate described in clause (i) of this sentence. Certificates evidencing shares of Common Stock issued upon exercise of the Option may contain such legends reflecting any restrictions upon sale or transfer as in the view of counsel to the Company may be necessary to the lawful and proper issuance of such certificates.


19.      SHAREHOLDER APPROVAL.

The Plan shall become effective upon adoption by the Board. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of all outstanding shares of capital stock of the Company entitled to vote thereon within one (1) year before or after adoption of the Plan by the Board. In the event such shareholder approval is withheld or otherwise not received within the given time period, the Plan and all options which may have been granted thereunder shall become null and void.

Exhibit 4.3

SONO-TEK CORPORATION

INCENTIVE STOCK OPTION AGREEMENT UNDER 1993 STOCK INCENTIVE PLAN


         THIS AGREEMENT, made as of <<Date>>, by and between Sono-Tek Corporation, a New York corporation with its principal office at 2012 Route 9W, Building 3, Milton, NY 12547 (the "Company") and <<First>> <<Last>>, residing at
<<ADDRESS>>,  <<TOWN>>, <<ST>> <<ZIP_CODE>>, an employee (the "Optionee") of the
Company as defined in the 1993 Stock Incentive Plan as amended (the "Plan").

                         W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company is of the opinion that the interests of the Company will be advanced by recognizing employees of outstanding abilities by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a more direct and continuing interest in the future success of the Company's business;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Subject and pursuant to all terms and conditions of the Plan, a copy of which is annexed hereto as Exhibit A and made a part hereof as though set forth fully herein, the Company agrees to and does hereby grant to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of <<Number>> shares of common stock of the Company, par value $.01 per share ("Common Stock") to be issued as provided in the Plan at the price of <<Price>> per share, subject to adjustment as provided in paragraph 13 of the Plan. If there should be any conflict between provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

         2. The Option may not be exercised more than ten (10) years from the date of grant of this Option and may be exercised during such term only in accordance with the terms and provisions of the Plan and the terms and provisions contained herein.

         3. The Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         4. The Option may be exercised prior to the tenth anniversary of the date of grant (the "Expiration Date") in installments of not less than 500 shares, unless the Optionee's aggregate number of exercisable Options is for less than 500 shares, then the Optionee must exercise all remaining shares of the Option. Each Option shall be exercisable during the respective installment periods set forth in the Table of Exercise below. The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during any initial exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of the Option.

                                TABLE OF EXERCISE

-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------

-----------------------------------------------------------
-----------------------------------------------------------

-----------------------------------------------------------
-----------------------------------------------------------

-----------------------------------------------------------

         5. The Option granted in this Option Agreement may be exercised in whole or in part as provided in the Plan by the Optionee's delivering or mailing to the Company written notice of exercise in the form prescribed by the Board or by a Committee appointed by the Board to administer the Plan, if any, duly signed by the Optionee. Such exercise shall be effective upon (a) receipt of written notice by the Company and (b) payment in full to the Company of the purchase price upon the exercise of the Option. The Option may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable Federal or State securities or other law or regulation.

         6. The Company shall deliver, or cause to be delivered, to the Optionee (or his personal representative, as the case may be) stock certificates for the number of shares of Common Stock with respect to which the Option is being exercised, against receipt of payment therefor in full by cash or certified check (or equivalent form of cash payment as agreed to by the Company) and delivery of (i) a written certificate of the Optionee (or his personal representative, as the case may be) to the effect that he is purchasing such shares for investment and not with a view to the sale or distribution of any such shares and (ii) such other certificates, representations and agreements of the Optionee (or his personal representative, as the case may be) as may be required under the Plan or as the Company shall also require in order that the Company be reasonably assured that the issuance, delivery and disposition of such shares are being and will be effected in compliance with the Securities Act of 1933, as amended (the "Act"), the Rules and Regulations thereunder, other applicable law, and the rules of each stock exchange upon which the shares of Common Stock are listed, if any; provided, however, that if the offer and sale of shares of Common Stock upon exercise of options granted under the Plan is registered under the Act, the Optionee (or his personal representative, as the case may be) need not furnish the certificate described in clause (i) of this sentence. Certificates evidencing shares of Common Stock issued upon exercise of the Option may contain such legends reflecting any restrictions upon sale or transfer as in the view of counsel to the Company may be necessary to the lawful and proper issuance of such certificates. If outstanding shares of the same class as the shares subject to the option shall be listed on any stock exchange, the Company shall not be obligated to deliver any shares until such shares have been listed (or authorized for listing upon official notice of issuance) on each such stock exchange. The Company shall use its best efforts to effect such listing. Delivery of the shares of Common Stock may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

         7. In addition to and in furtherance of the provisions of the Plan, the following terms and conditions shall apply to the exercise of the Option:

         (a) As this option is, and is intended to be, an Incentive Stock Option under the Internal Revenue Code of 1986, as amended, in no event shall the exercise price of the Option be less than 100% of the fair market value of the shares of Common Stock subject to the Option on the date hereof.

         (b) The Option shall not be transferable otherwise than by will or by the laws of descent and distribution. The Option shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

         (c) The Option shall expire and all rights thereunder shall end at the expiration of such period (which the Board has set at ten years) after the date hereof as fixed by the Board, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this Section 7 in the event of termination of employment or death.

         (d) During the lifetime of the Optionee, the Option shall be exercisable only by the employee and only while continuously employed by the Company, except that the Option can be exercised (i) within three months after the employee retires pursuant to any pension plan provided by Sono-Tek or if such retirement is earlier than the employee's normal retirement date and such retirement is with the prior consent of Sono-Tek, or (ii) if disabled (within the meaning of Section 22 (e) (3) of the Code), within one year of such disability, or (iii) within 60 days of termination (other than termination for cause), but, in any case, not later than the end of the period fixed by the Board in accordance with the provisions of subsection (c) of this Section if and to the extent the Option was exercisable by him on the last day of such employment or the last day before his disability began, as the case may be. Notwithstanding the foregoing, in the event that the Optionee shall be terminated for cause, all rights as to any outstanding unexercised and unexpired options or portions thereof shall immediately terminate.

         (e) If the Optionee dies within a period during which the Option could have been exercised by him, the Option may be exercised within 12 months after his death or such shorter period as the Board may determine (but not later than the end of the period fixed by the Board in accordance with the provisions of subsection (c) of this Section 7) by those entitled under his will or the laws of descent and distribution (the "Recipients"), but only if and to the extent the Option was exercisable by him immediately prior to his death.

         (f) As this is an Incentive Stock Option, in no event shall the Optionee, immediately after the Option is granted, own capital stock of the Company or a Subsidiary possessing more than 10% of the total combined voting power value of all classes of capital stock of the Company, unless the option price at the time such Incentive Stock Option is granted is at least 110% of the fair market value of the shares of common stock subject to the Incentive Stock Option, and this Incentive Stock Option is not exercisable by its terms after the expiration of five years from the date of grant.

         8. The Optionee hereby agrees that if at any time the Company registers any of its securities under the Act (other than pursuant to a registration statement on form S-8 or similar or successor form) (a "Public Offering"), and the representative of the underwriters involved in such registration requires that the Optionee agree not to sell or otherwise transfer or dispose of his Option Shares (a "Lock-up Agreement"), then the Optionee shall enter into such a Lock-up Agreement in such form and on such terms as shall be approved by the Board of Directors of the Company, which form and terms shall be similar to the forms and terms of any other Lock-up Agreements entered into by the executive officers of the Company in connection with such registration.

         9. Neither the Optionee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable upon the exercise of this Option, unless and until certificates representing such shares shall have been issued and delivered to the Optionee (or his legal representative).

         10. The Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the Executors, administrators, heirs, successors and assigns of the Optionee.



Dated as of:  <<Date>>
Sono-Tek  Corporation
2012 Route 9W, Building 3
Milton,  NY 12547                   ATTEST:

By:  _______________
Christopher  L. Coccio
Chief  Executive Officer


         The Optionee hereby acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof and the terms and provisions of this Option Agreement, including, but not limited to, the terms and provisions of Section 8 hereof, and the Optionee hereby accepts Option subject to all the terms and provisions thereof and herein. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors, upon any questions arising under the Plan. The Optionee hereby authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him, any taxes required to be withheld by federal, state or local law as a result of the exercise of the Option.


Dated as of: ____________________        By: ____________________
                                            <<First>> <<Last>>

Exhibit 5.1


                     (Letterhead of David M. Henkoff, Esq.)





                                                        February 12, 2004

Sono-Tek Corporation
2012 Route 9W
Milton, New York 12547

Attention:  Board of Directors
                                    Re:     Registration Statement on Form S-8

Gentlemen:

         I have acted as counsel to Sono-Tek Corporation, a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 2,552,562 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), underlying options ("Options") which have been or may be granted under the Sono-Tek Corporation 1993 Stock Incentive Plan and the Sono-Tek Corporation 2003 Stock Incentive Plan (the "Plans").

         In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, the Plans and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and I have considered such questions of law, as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to any facts material to this opinion, I have relied upon statements and representations of officers and other representatives of the Company.

         Based on and subject to the foregoing, I hereby advise you that, in my opinion, the issuance of shares of Common Stock upon exercise of any Options in accordance with the provisions and subject to the conditions set forth in the agreements pursuant to which the Options were granted (the "Option Agreements") has been duly authorized and, when the consideration for such shares shall have been received by the Company and shares shall be issued pursuant to such Options in accordance with the terms and subject to the conditions set forth in the Option Agreements, such shares of Common Stock will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm in the Company's
Registration Statement on Form S-8. In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                   Very truly yours,

                                  /s/ David M. Henkoff
                                  --------------------
                                   David M. Henkoff

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Sono-tek Corporation


We have issued our report dated May 2, 2003, relating to the financial statements of Sono-tek Corporation for each of the years ended February 28, 2003 and February 28, 2002 appearing in the Company's Form 10-KSB. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports.




                                   /s/Radin, Glass & Co., LLP
                                   --------------------------
                                   Certified Public Accountants

New York, New York
February 12, 2004



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Exhibit 23.2

Consent of David M. Henkoff, Esq. (included in Exhibit 5.1)


Exhibit 24.1

Power of Attorney (include herein).